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
[LOGO] THE       [_] MONY Life Insurance     [_] MONY Life Insurance     Avocation Supplement
       MONEY     Company                     Company of America          Form No. AVOCATION-GV (Rev 4/2003)
       GROUP     1740 Broadway               1740 Broadway
                 New York, NY   10019        New York, NY   10019

Policy Number ____________________     Name ________________________  [_] Insured [_] Joint Insured [_] Spouse

Avocation Supplement Forming Part of Application for Life Insurance

Scuba Diving
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1  Type or purpose of Diving: [_] Recreation [_] Instruction [_] Construction [_] Salvage [_] Search Work [_] Cave Diving
                              [_] Other _____________

2  Locations in which you dive: [_] Deep Sea/Ocean     [_] Other _________________

3  Type of certification held _________________________    Date of certification _________________    Equipment used _______________

4  Do you ever dive alone?    [_] Yes    [_] No

5  Diving activity:
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                                 Past 12 Months                     Past 12-24 Months               Contemplated Next 12 Months
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   Depths of Dives    Number of dives    Avg time per dive  Number of dives   Avg time per dive  Number of dives   Avg time per dive
   ---------------------------------------------------------------------------------------------------------------------------------
   0-75 feet
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   76-100 feet
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   101-150 feet
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   Over 150 feet
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   Organized Racing - Automobile, Boat, Motorcycle
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6  Status:        [_]Professional    [_] Amateur      [_] Other __________________

7  Do you hold a competition driver's license from any organization?  [_] Yes  [_] No  If "yes", list all organizations ____________

8  Type of racing: [_] Stock car [_] Sports car   [_] Sprint car  [_] Midget      [_] Formula car  [_] Championship
                   [_] Drag      [_] All-terrain  [_] Motorcycle  [_] Powerboat   [_] Other ___________________

9  Vehicle:  a. Make _______________  b. Model ______________ c. Horsepower ______________  d. Engine displacement (cc) ____________

10 Course Type:
   a) [_] Paved track [_] Dirt Track [_] Desert/Off Road [_] Drag Strip [_] Road course [_] Cross-Country [_] Hill climbing
      [_] Other _________________
   b) Length of course _________  c. Length of race __________  d. Maximum speed attained (mph) _________  e. Average speed ________

11 Number of races: a) Last 12 months _______________ b) Last 12-24 months _____________ c) Contemplated next 12 months ____________

   Parachuting or Skydiving
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12 Status:   [_] Professional      [_] Amateur        [_] Other _________________

13 Do you belong to an organized club?    [_]  Yes      [_] No     If "yes", name of club ___________________________

14 Number of jumps: a) Last 12 months _____    b) Last 12-24 months ______    c) Contemplated next 12 months _____
                    d) Total number jumps to date _______

15 Type of jumps (stunting, instructional, BASE, etc.)   _________________________________

16 Over what type of terrain are jumps made? _____________________________________________

   Mountain/Rock Climbing
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17 Type of climbing: [_] Trail   [_] Ice   [_] Rock   [_] Glacier   [_] Snow

18 Type of training ____________________________   Years of experience ___________________________

19 Do you belong to an organization?  [_] Yes      [_] No     If "yes", name of organization ______________________________

20 Equipment used _________________________________________________________________________________________________________

21 Number of climbs:

   a) Last 12 months ______    b) Last 12-24 months _______    c) Contemplated next 12 months _______
   d) Total number climbs to date _________

22 Climbing details:
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    Date    Type                          Level or Class (A1-     Elevation (feet or meters)    Location (Mountain range,
            (mountain, rock, ice, etc.)   A5, 1-6 etc.)                                                  State, Country)
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   Other Avocation Activities Please provide details regarding any other avocation activities in which you participate:
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I represent that the statements and answers in this Supplement are true and complete.

Date _______________
Signature of Insured/Joint Insured/Spouse____________________ Signature of Financial Professional/Insurance Broker _________________
02-470
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